Exhibit 10.1   Lock-up Agreement


November 10, 2008

Tone and Twenty
4301 S. Valley View Ave., Suite 20
Las Vegas, NV 89103

Re:  Stock Lock-up Agreement

Gentlemen:

The undersigned, San Nicholas, Inc., a Nevada corporation, is the record owner of 500,000 shares of the preferred stock of Tone and Twenty, a Nevada corporation, par value $0.001 per share, which can be converted to 100,000,000 common shares of Tone and Twenty.

This lock up agreement adds a level of protection to the investors of Tone in Twenty, a Nevada corporation. Therefore, for the benefit of Tone and Twenty, and its investors, San Nicholas, Inc. has agreed lock-up their entire Tone and Twenty stock holdings as follows:

1. San Nicholas, Inc. shall not convert more than two thousand five hundred (2,500) of its preferred stock into common stock each consecutive twelve (12) months for the next three (3) years. This conversion would equate to a conversion of no more than 500,000 common shares each year for the next three years. This restriction applies to the entire holdings (preferred and common stock) of Tone in Twenty held by San Nicholas, Inc.
be converted to more than ten percent (10%) of the total outstanding common stock, the lock-up of their unconverted preferred shares applies.

3. San Nicholas, Inc., acknowledges that Integrity Stock Transfer, 3027 E. Sunset Road, Suite 103, Las Vegas, NV 89120 the transfer agent for Tone in Twenty, has been advised of the restrictions described herein and that any attempts by the undersigned to violate said restriction may result in legal action(s) by Tone in Twenty.

THIS LOCK-UP AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA, WITHOUT REGARD TO THE CONFLICT OF LAWS

2. No additional conversion can take place until San Nicholas, Inc. preferred shares represent a converted common stock ownership in Tone and Twenty of no more than ten percent (10%) of the total outstanding common shares in Tone in Twenty. In other words, as long as San Nicholas, Inc. owns more than ten percent (10%) of the total outstanding common stock or preferred stock that can PRINCIPLES THEREOF.

Very truly yours,

San Nicholas, Inc.

/s/ Evagelina Esparza Barrza
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    Evagelina Esparza Barrza
    President

cc: Integrity Stock Transfer